CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 27, 2011, relating to the financial statements and financial highlights which appear in the October 31, 2011 Annual Report to Shareholders of Managers Frontier Small Cap Growth Fund, Managers AMG TSCM Growth Equity Fund, Managers Micro-Cap Fund, Managers Real Estate Securities Fund, Managers PIMCO Bond Fund, and Managers California Intermediate Tax-Free Fund (six of the series constituting Managers AMG Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

Philadelphia, Pennsylvania

February 28, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 27, 2011, relating to the financial statements and financial highlights which appears in the October 31, 2010 Annual Report to Shareholders of FQ Tax-Managed U.S. Equity Fund, FQ U.S. Equity Fund, FQ Global Alternatives Fund and Global Essentials Fund (four of the series constituting Managers AMG Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

Philadelphia, Pennsylvania

February 28, 2011